U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 10, 2002
                                _________________

                              INFODATA SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     0-10416
                            (Commission File Number)

           Virginia                                      16-0954695
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
      of incorporation)


      12150 Monument Drive, Fairfax, Virginia                    22033
      (Address of Principal Executive Office)                  (Zip Code)


                   (703) 934-5205 (Issuer's Telephone Number)

Item 5.  Other Events.

       On January 10, 2002, Infodata Systems Inc., a Virginia corporation ("Infodata"), entered into an Agreement and Plan of Merger (the "Agreement") with Science Applications International Corporation, a Delaware corporation ("SAIC") and Info Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SAIC ("Acquisition"). Pursuant to the Agreement, SAIC will acquire all of the issued and outstanding common stock of Infodata through the merger (the "Merger") of Acquisition with and into Infodata. Each outstanding share of Infodata common stock will be converted into the right to receive $1.00 per share (the "Merger Price"). Under the terms of the Agreement, each currently outstanding Infodata stock option with an exercise price less than the Merger Price will be converted into the right to receive the Merger Price, less the exercise price of the stock option.

       The Merger, which is expected to be consummated in March 2002, is subject to approval by shareholders of Infodata, and the satisfaction of other closing conditions.

       The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed as an exhibit hereto.

Item 7(c).  Exhibits.

            The following exhibits are filed herewith:

             2.1 Agreement and Plan of Merger, dated as of January 10, 2002, by and among Infodata Systems Inc., Science Applications International Corporation and Info Acquisition Corp.

            99.1     Press Release, dated January 11, 2002.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            INFODATA SYSTEMS INC.



                                            /s/ Curtis D. Carlson
                                            -------------------------------
Date:  January 11, 2002                     Curtis D. Carlson
                                            Secretary



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